Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Basic Earth Science Systems, Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2009 to be filed with the Securities and Exchange Commission on February 12, 2010 (the “Report”), I, Joseph Young, as Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

February 12, 2010

By: /s/ Joseph Young

Joseph Young
Princpal Accounting Officer